Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AvidXchange Holdings, Inc. of AvidXchange Holdings, Inc. of our report dated February 29, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in AvidXchange Holdings Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

August 5, 2024